As filed with the Securities and Exchange Commission on October 25, 2005

                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            OAK HILL FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

             Ohio                                           31-1010517
 (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                              14621 State Route 93
                               Jackson, Ohio 45640
    (Address of Registrant's principal executive offices including zip code)

                            OAK HILL FINANCIAL, INC.
                         401(k) and Profit Sharing Plan
                            (Full Title of the Plan)

              Ron J. Copher, Chief Financial Officer and Treasurer
                            Oak Hill Financial, Inc.
                              14621 State Route 93
                               Jackson, Ohio 45640
                                 (740) 286-3283
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                            H. Grant Stephenson, Esq.
                            Jeremy D. Siegfried, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215

                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------
                                      Proposed Maximum  Proposed Maximum     Amount of
Title of Securities    Amount to be   Offering Price    Aggregate Offering   Registration
to be Registered       Registered     Per Share*        Price*               Fee*
-----------------------------------------------------------------------------------------
Common Stock
 without par value     600,000        $29.38             $17,628,000         $2,074.82
-----------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on October 18, 2005.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Oak Hill Financial, Inc. Common Stock without par value as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the 401(k) and Profit Sharing Plan (the "Plan") to be offered or sold pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Pursuant to General Instruction E of Form S-8 with respect to the registration of additional securities, the Registrant incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-81049), except for Item 3. Incorporation of Documents by Reference and Item 8. Exhibits, previously filed with the Securities and Exchange Commission by the Registrant on December 22, 1995.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

      The Registrant incorporates by reference into this Registration Statement the following documents that have been previously filed with the Securities and Exchange Commission:

      1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004 (filed on March 25, 2005 and amended on July 14,
            2005);

      2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 (filed on May 10, 2005 and amended on July 13,
            2005) and June 30, 2005 (filed on August 8, 2005);

      3. The Registrant's Current Reports on Form 8-K, dated with the Securities and Exchange Commission on January 6, 2005 (filed on January 6, 2005), April 1, 2005 (filed on April 7, 2005 and amended on June 17, 2005), May 19, 2005 (filed on May 20, 2005) and May 26,
            2005 (filed on May 27, 2005);

      4. The Plan's Annual Report on Form 11-K for the year ended December 31, 2004 (filed on June 29, 2005);

      5. The Registrant's Definitive Proxy Statement for its Annual Meeting of Stockholder held on April 12, 2005, filed with the Securities and Exchange Commission on March 18, 2005, and supplemented on March 18, 2005; and

      6. The description of the Registrant's common stock without par value, which is contained in the Registrant's Form 8-A (Registration No. 0-26876) filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

      All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit
Number                                 Exhibit Description
------                                 -------------------


4(a)     *        Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan.

4(b)     *        First Amendment to the Oak Hill Financial, Inc. 401(k) and
                  Profit Sharing Plan.

4(c)     *        Second Amendment to the Oak Hill Financial, Inc. 401(k) and
                  Profit Sharing Plan.

4(d) Fourth Amended and Restated Articles of Incorporation (Reference is made to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4 (Registration No. 333-81645), filed with the Securities and Exchange Commission and incorporated herein by reference).

4(e) Restated Code of Regulations (Reference is made to Exhibit 3(ii) of the Registrant's Registration Statement on Form SB-2 (Registration No. 33-96216), filed with the Securities and Exchange Commission and incorporated herein by reference).

5        *        Opinion of Porter, Wright, Morris & Arthur LLP regarding
                  legality.

23(a)    *        Consent of Porter, Wright, Morris & Arthur LLP (included in
                  Exhibit 5 filed herewith).

23(b)1   *        Consent of Grant Thornton LLP.

23(b)2   *        Consent of Grant Thornton LLP.

--------------------------
* Filed with this Registration Statement

The undersigned Registrant hereby undertakes that it has submitted the Plan to the Internal Revenue Service ("IRS") and will submit any amendment to the Plan to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

                                   Signatures

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Ohio, on October 25, 2005.

                                   Oak Hill Financial, Inc.

                                   By: /s/ Ron J. Copher
                                      ------------------------------------------
                                           Ron J. Copher,
                                           Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


         Signature                            Title                                             Date
         ---------                            -----                                             ----

*  John D. Kidd                      Chairman and Director                                October 25, 2005
-----------------------------
   John D. Kidd

*  R. E. Coffman, Jr.                President, Chief Executive Officer and Director      October 25, 2005
-----------------------------        (Principal Executive Officer)
   R. E. Coffman, Jr.

  /s/ Ron J. Copher                  Chief Financial Officer and Treasurer                October 25, 2005
-----------------------------        (Principal Financial and Accounting Officer)
      Ron J. Copher

*  D. Bruce Knox                     Chief Information Officer and Director               October 25, 2005
-----------------------------
   D. Bruce Knox

*  Candice R. DeClark-Peace          Director                                             October 25, 2005
-----------------------------
   Candice R. DeClark-Peace

*  Barry M. Dorsey, Ed.D.            Director                                             October 25, 2005
-----------------------------
   Barry M. Dorsey, Ed.D.

*  Donald R. Seigneur                Director                                             October 25, 2005
-----------------------------
   Donald R. Seigneur

*  William S. Siders                 Director                                             October 25, 2005
-----------------------------
   William S. Siders

*  H. Grant Stephenson               Director                                             October 25, 2005
-----------------------------
   H. Grant Stephenson

*  Neil S. Strawser                  Director                                             October 25, 2005
-----------------------------
   Neil S. Strawser

*  Donald P. Wood                    Director                                             October 25, 2005
-----------------------------
   Donald P. Wood

*By  /s/ Ron J. Copher
   -----------------------------------
     Ron J. Copher, Attorney-in-fact
     for each of the persons indicated


      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the CheckFree Corporation 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Ohio, on October 25, 2005.


                         Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan


                         By:   /s/ David G. Ratz
                             ---------------------------------------------------
                               David G. Ratz, Authorized Representative

                          Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                            -------------------------


                            OAK HILL FINANCIAL, INC.

                            -------------------------


                                    EXHIBITS


                            -------------------------

                                  EXHIBIT INDEX


Exhibit
Number                                   Exhibit Description
------                                   -------------------


4(a)              * Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan.

4(b) * First Amendment to the Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan.

4(c) * Second Amendment to the Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan.

4(d) Fourth Amended and Restated Articles of Incorporation (Reference is made to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4 (Registration No. 333-81645), filed with the Securities and Exchange Commission and incorporated herein by reference).

4(e) Restated Code of Regulations (Reference is made to Exhibit 3(ii) of the Registrant's Registration Statement on Form SB-2 (Registration No. 33-96216), filed with the Securities and Exchange Commission and incorporated herein by reference).

5        *        Opinion of Porter, Wright, Morris & Arthur LLP regarding
                  legality.

23(a)    *        Consent of Porter, Wright, Morris & Arthur LLP (included in
                  Exhibit 5 filed herewith).

23(b)1   *        Consent of Grant Thornton LLP.

23(b)2   *        Consent of Grant Thornton LLP.

--------------------------
* Filed with this Registration Statement